Exhibit 23.2

               Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the BioWhittaker, Inc. 1991 Long-Term Stock Incentive Plan of our report dated December 21, 1996, except for Note 12, as to which the date is January 17, 1996, with respect to the consolidated financial statements and schedules of BioWhittaker, Inc. included in the Annual Report (Form 10-K) for the year ended October 31, 1995.

                                  /s/ ERNST & YOUNG LLP
                                  Ernst & Young LLP

Baltimore, Maryland
September 5, 1996.